As filed with the Securities and Exchange Commission on December 19, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

UNDER

THE SECURITIES ACT OF 1933

STAFFING 360 SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7363	68-0680859
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

757 Third Avenue, 27th Floor

New York, New York 10017

(646) 507-5710

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brendan Flood

Chairman and Chief Executive Officer

Staffing 360 Solutions, Inc.

757 Third Avenue, 27th Floor

New York, New York 10017

(646) 507-5710

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Rosebud Nau, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

(212) 659-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 19, 2022

PROSPECTUS

Staffing 360 Solutions, Inc.

124,332 Shares of Common Stock

This prospectus relates to the resale by the selling stockholder named in this prospectus from time to time of up to 124,332 shares of our common stock, par value $0.00001 per share. These 124,332 shares of common stock consist of:

●	100,000 shares of common stock, or the Common Shares, that were issued to Jackson Investment Group, LLC (“Jackson”) in connection with the Third Amended and Restated Note Purchase Agreement (the “Amended Note Purchase Agreement”), dated as of October 27, 2022, by and between us and Jackson; and

●	24,332 shares of common stock, or the Warrant Shares, issuable upon the exercise of a warrant, or the Warrant, that was issued to Jackson pursuant to the Amended Note Purchase Agreement.

The Common Shares and the Warrant were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. Jackson represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act). We are registering the offer and resale of the Common Shares and the Warrant Shares issuable upon the exercise of the Warrant to satisfy a provision in the Amended Note Purchase Agreement, pursuant to which we agreed to register the resale of the Common Shares and the Warrant Shares.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of such shares of common stock. The selling stockholder named in this prospectus, or its donees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholder, you should refer to the section of this prospectus entitled “Plan of Distribution”.

We will not receive any of the proceeds from the sale of common stock by the selling stockholder. However, we will receive proceeds from the exercise of the Warrant if the Warrant is exercised for cash. We intend to use those proceeds, if any, for working capital purposes.

Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholder prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholder will bear all commissions and discounts, if any, attributable to its sales of our common stock.

Effective as of 4:05 pm Eastern Time on June 23, 2022, we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of 1-for-10, or the 1-for-10 Reverse Stock Split. All share and per share prices in this prospectus have been adjusted to reflect the 1-for-10 Reverse Stock Split; however, common stock share and per share amounts in certain of the documents incorporated by reference herein have not been adjusted to give effect to the 1-for-10 Reverse Stock Split.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “STAF”. On December 16, 2022, the last reported sales price for our common stock was $3.09 per share.

Investment in our common stock involves a high degree risk. See “Risk Factors” contained in this prospectus on page 4, in our periodic reports filed from time to time with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus, and in any applicable prospectus supplement. You should carefully read this prospectus and the documents we incorporate by reference, before you invest in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December           , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the SEC pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholder has not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 4 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and our financial statements and notes thereto that are included elsewhere in this prospectus. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Special Note Regarding Forward-Looking Statements.” As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or the “Company” refer to Staffing 360 Solutions, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Overview

We are a high-growth international staffing company engaged in the acquisition of United States and United Kingdom based staffing companies. Our services principally consist of providing temporary contractors, and, to a much lesser extent, the recruitment of candidates for permanent placement. As part of our consolidation model, we pursue a broad spectrum of staffing companies supporting primarily accounting and finance, IT, engineering, administration and commercial disciplines. Our typical acquisition model is based on paying consideration in the form of cash, stock, earn-outs and/or promissory notes. In furthering our business model, we are regularly in discussions and negotiations with various suitable, mature acquisition targets. To date, we have completed eleven acquisitions since November 2013.

Corporate Information

We were incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, and changed our name to Staffing 360 Solutions, Inc., and our trading symbol to “STAF”, on March 16, 2012. On June 15, 2017, we changed our state of domicile to the State of Delaware. Our principal executive office is located at 757 Third Avenue, 27th Floor, New York, New York 10017, and our telephone number is (646) 507-5710. Our website is www.staffing360solutions.com, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

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THE OFFERING

Common Stock to be Offered by the Selling Stockholder	Up to 124,332 shares of our common stock, which are comprised of (i) 100,000 Common Shares and (ii) 24,332 shares of common stock issuable upon the exercise of the Warrant.

Use of Proceeds	All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholder and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Warrant if the Warrant is exercised for cash. We intend to use those proceeds, if any, for working capital purposes. See “Use of Proceeds” beginning on page 8 of this prospectus for additional information.

Registration Rights

Under the terms of the Amended Note Purchase Agreement, we agreed to file this registration statement with respect to the registration of the resale by the selling stockholder of the Common Shares issued pursuant to the Amended Note Purchase Agreement and the shares of common stock issuable upon the exercise of the Warrant, not later than 60 days following the date of the Amended Note Purchase Agreement, and to use reasonable best efforts to have the registration statement declared effective as promptly as practical thereafter.

See “Selling Stockholder—Amended Note Purchase Agreement and Warrant with Jackson” on page 8 of this prospectus for additional information.

Plan of Distribution

The selling stockholder named in this prospectus, or its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 13 of this prospectus for additional information on the methods of sale that may be used by the selling stockholder.

Nasdaq Capital Market Symbol	Our common stock is listed on Nasdaq under the symbol “STAF.”

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 4 of this prospectus and the documents incorporated by reference in this prospectus.

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RISK FACTORS

An investment in our securities involves certain risks. Before deciding to invest in our securities, you should consider carefully the following discussion of risks and uncertainties affecting us and our securities, together with other information in this prospectus and the other information and documents incorporated by reference in this prospectus, including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended January 1, 2022, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Our business, business prospects, financial condition or results of operations could be seriously harmed as a result of these risks, which could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

The COVID-19 pandemic and its ongoing effects have adversely affected our business and may continue to adversely affect our business.

In December 2019, a strain of coronavirus was reported to have surfaced in Wuhan, China, and spread globally. The COVID-19 pandemic has, from time to time, led to government-imposed quarantines, limitations on business activity and shelter-in-place mandates to mitigate or contain the virus, and has contributed to financial market volatility and uncertainty, significant disruptions in general commercial activity and the global economy, including in the United States and the United Kingdom where our operations are based. Much of the independent contractor work we provide to our clients is performed at the site of our clients. As a result, we are subject to the plans and approaches of our clients have made to address the COVID-19 pandemic, such as whether they support remote working or if they have simply closed their facilities and furloughed employees. To the extent that our clients were to decide or are required to close their facilities, or not permit remote work when they close facilities, we would no longer generate revenue and profit from that client. In addition, in the event that our clients’ businesses suffer or close as a result of the COVID-19 pandemic and its ongoing effects, we may experience a decline in our revenue or write-off of receivables from such clients. Developments such as social distancing and shelter-in-place directives have impacted our ability to deploy our staffing workforce effectively in the past, thereby impacting contracts with customers in our commercial staffing and professional staffing business streams, and may continue to impact our business and results of operations should such measures be implemented again in the future.

Our business was impacted in the fiscal year ended January 1, 2022, by numerous government-mandated lockdown periods in the United States and United Kingdom. This had a large impact on the financial results of our numerous business streams, which differed in their financial recoveries primarily due to the geographies and industries in which they operate.

The ultimate impact of the COVID-19 pandemic and its ongoing effects continues to be highly uncertain and subject to future developments. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital and on the market price of our common stock, and affect our ability to successfully raise needed capital. If we are unsuccessful in raising capital in the future, we may need to reduce activities, curtail or cease operations. The COVID-19 pandemic and its ongoing effects may continue to disrupt the marketplaces in which we operate, which may negatively affect our business, results of operations and overall liquidity, as it has previously.

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Risks Related to our Financial Condition

We review the recoverability of goodwill and other indefinite lived intangible assets annually as of the first day of our fiscal fourth quarter, and whenever events or circumstances indicate that the carrying value of a reporting unit, including goodwill, or an indefinite lived intangible asset may not be recoverable.

To evaluate goodwill and other indefinite lived intangible assets for impairment, we may use qualitative assessments to determine whether it is more likely than not that the fair value of a reporting unit, including goodwill, or an indefinite lived intangible asset is less than its carrying amount. The qualitative assessments require assumptions to be made regarding multiple factors, including the current operating environment, historical and future financial performance and industry and market conditions. If an initial qualitative assessment identifies that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, additional quantitative testing is performed. Alternatively, we may elect to bypass the qualitative assessment and instead perform a quantitative impairment test to calculate the fair value of the reporting unit in comparison to its associated carrying value.

The quantitative impairment tests require us to make an estimate of the fair value of our reporting units. An impairment could be recorded as a result of changes in assumptions, estimates or circumstances, some of which are beyond our control. Because a number of factors may influence determinations of fair value of goodwill, we are unable to predict whether impairments of goodwill will occur in the future, and there can be no assurance that continued conditions will not result in future impairments of goodwill. The future occurrence of a potential indicator of impairment could include matters such as (i) a decrease in expected net earnings; (ii) adverse equity market conditions; (iii) a decline in current market multiples; (iv) a decline in our common stock price; (v) a significant adverse change in legal factors or the general business climate; and (vi) a significant downturn in employment markets in the United States. Any such impairment would result in us recognizing a non-cash charge in our consolidated statement of operations, which could adversely affect our business, results of operations and financial condition.

Risks Related to Our Common Stock and this Offering

We may not meet the continued listing requirements of Nasdaq, which could result in a delisting of our common stock.

Our common stock is listed on Nasdaq. We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our common shares on Nasdaq. We have in the past received deficiency letters from the Listing Qualifications Department of Nasdaq indicating that we did not meet the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) or the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”).

For example, on June 3, 2020, we received a letter from the Staff (the “Staff”) of Nasdaq notifying us that we were no longer in compliance with the Stockholders’ Equity Requirement for continued listing on Nasdaq. A hearing before the Nasdaq Hearings Panel (the “Panel”) was held on January 21, 2021, and we were granted an extension to regain compliance until February 28, 2021, which was subsequently further extended to May 31, 2021. On June 28, 2021, we received a letter from the Staff notifying us that the Panel determined that we had regained compliance with the Stockholders’ Equity Requirement. The Panel also imposed a panel monitor (the “Panel Monitor”) under Nasdaq Listing Rule 5815(d)(4)(A) for a period of one year from the date of the June 28, 2021 letter, during which period we were expected to remain in compliance with all of Nasdaq’s continued listing requirements.

On February 23, 2022, we received a letter from the Staff notifying us that we were no longer in compliance with the Minimum Bid Price Requirement, for continued listing on Nasdaq. On April 12, 2022, we received a letter from Nasdaq notifying us that the Panel determined to grant our request for continued listing on Nasdaq, subject to, among other provisions, effecting a reverse stock split and demonstrating compliance with the Minimum Bid Price Requirement. On each of April 19, 2022 and May 20, 2022, we received letters from the Staff notifying us that as we had not yet filed our Form 10-K for the period ended January 1, 2022 and our Form 10-Q for the period ended April 2, 2022, each such matter serving as an additional basis for delisting our securities from Nasdaq under Nasdaq Listing Rule 5810(c)(2)(A). On May 4, 2022 the Panel granted us an extension request until July 11, 2022 to demonstrate compliance with the Minimum Bid Price Requirement.

On June 23, 2022, we effected the 1-for-10 Reverse Stock Split, on June 24, 2022, we filed our Annual Report on Form 10-K for the fiscal year ended January 1, 2022, and on July 14, 2022, we filed our Quarterly Report on Form 10-Q for the period ended April 2, 2022. On July 15, 2022, we received a letter from the Staff informing us that we had regained compliance with the Minimum Bid Price Requirement and the subsequent delinquency concerns as described above. The letter additionally informed us that we are in compliance with the terms of the Panel Monitor. We are now in compliance with the listing requirements required for continued listing on Nasdaq. Accordingly, the Panel determined to continue the listing of our securities on Nasdaq and the aforementioned matters are now closed.

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If Nasdaq delists our common stock from trading on its exchange for failure to meet the listing standards, an investor would likely find it significantly more difficult to dispose of or obtain our shares, and our ability to raise future capital through the sale of our shares or issue our shares as consideration in acquisitions could be severely limited. Additionally, we may not be able to list our common stock on another national securities exchange, which could result in our securities being quoted on an over-the-counter market. If this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our common stock and reduced liquidity for the trading of our securities. There can be no assurance that an active trading market for our common stock will develop or be sustained. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

A more active, liquid trading market for our common stock may not develop, and the price of our common stock may fluctuate significantly.

Historically, the market price of our common stock has fluctuated over a wide range. During the 12-month period prior to the date of this prospectus, after giving effect to the 1-for 10 Reverse Stock Split, our common stock traded as high as $11.10 per share and as low as $2.27 per share. There has been relatively limited trading volume in the market for our common stock, and a more active, liquid public trading market may not develop or may not be sustained. Limited liquidity in the trading market for our common stock may adversely affect a stockholder’s ability to sell its shares of common stock at the time it wishes to sell them or at a price that it considers acceptable. If a more active, liquid public trading market does not develop we may be limited in our ability to raise capital by selling shares of common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration. In addition, if there is a thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile and it would be harder for a stockholder to liquidate any investment in our common stock. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including:

●	our quarterly or annual operating results;
●	changes in our earnings estimates;
●	investment recommendations by securities analysts following our business or our industry;
●	additions or departures of key personnel;
●	changes in the business, earnings estimates or market perceptions of our competitors;
●	our failure to achieve operating results consistent with securities analysts’ projections;
●	changes in industry, general market or economic conditions; and
●	announcements of legislative or regulatory changes.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in the staffing industry. The changes often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with us and these fluctuations could materially reduce our stock price.

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We do not anticipate paying dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We initiated a dividend program in early 2019 under which we intended to pay a regular quarterly cash dividend of $0.01 per share to holders of our common stock. The first such dividend was paid on February 28, 2019 to shareholders of record as of February 15, 2019, but subsequent dividends were suspended by our Board. In the future, our Board may, without advance notice, determine to initiate, reduce or suspend our dividends in order to maintain our financial flexibility and best position us for long-term success. The declaration and amount of future dividends is at the discretion of our Board and will depend on our financial condition, results of operations, cash flows, prospects, industry conditions, capital requirements and other factors and restrictions our Board deems relevant. In addition, we are limited in our ability to pay dividends by certain of our existing agreements. In particular, our debt agreements only permit us to pay a quarterly cash dividend of one cent per share of common stock issued and outstanding, provided, that such cash dividend does not exceed $100 in the aggregate per fiscal quarter. We may not pay such dividends if any events of default exist under our debt agreements.

Accordingly, we cannot be certain if we will be able to pay quarterly cash dividends to holders of our common stock in the foreseeable future. Consequently, investors must mainly rely on sales of their common stock after price appreciation, which may never occur, as the primary way to realize any future gains on their investment. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference may include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included in this prospectus and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties. These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. Important factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: weakness in general economic conditions and levels of capital spending by customers in the industries we serve; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of our customers’ capital projects or the inability of our customers to pay our fees; the termination of a major customer contract or project; delays or reductions in U.S. government spending; credit risks associated with our customers; competitive market pressures; the availability and cost of qualified labor; our level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for our business activities, including, but not limited to, the activities of our temporary employees; our performance on customer contracts; negative outcome of pending and future claims and litigation; government policies, legislation or judicial decisions adverse to our businesses; potential cost overruns and possible rejection of our business model and/or sales methods; impairment of goodwill; our ability to access the capital markets by pursuing additional debt and equity financing to fund our business plan and expenses on terms acceptable to us or at all; and our ability to comply with our contractual covenants, including in respect of our debt.

While these forward-looking statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed under the caption “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended January 1, 2022, as well as any updates to such risks and uncertainties disclosed in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Consequently, all of the forward-looking statements made in this prospectus as well as all of the forward-looking statements incorporated by reference to our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

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USE OF PROCEEDS

All shares of common stock offered by this prospectus are being registered for the account of the selling stockholder and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Warrant if the Warrant is exercised for cash. We intend to use those proceeds, if any, for working capital purposes.

SELLING STOCKHOLDER

Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes the selling stockholder listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the selling stockholder or its successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 124,332 shares of our common stock, which are comprised of (i) 100,000 Common Shares and (ii) 24,332 shares of common stock issuable upon the exercise of the Warrant.

Amended Note Purchase Agreement and Warrant with Jackson

On October 27, 2022, we entered into the Amended Note Purchase Agreement with Jackson, which amended and restated the Second Amended and Restated Note Purchase Agreement, dated October 26, 2020, as amended, and issued to Jackson the Third Amended and Restated Senior Secured 12% Promissory Note (the “Jackson Note”), with a remaining outstanding principal balance of approximately $9.0 million.

Under the terms of the Amended Note Purchase Agreement and the Jackson Note, we are required to pay interest on the Jackson Note at a per annum rate of 12% and in the event we have not repaid in cash at least 50% of the outstanding principal balance of the Jackson Note by October 27, 2023, then interest on the outstanding principal balance of the Jackson Note shall continue to accrue at 16% per annum of the outstanding principal balance of the Jackson Note until the Jackson Note is repaid in full. The Amended Note Purchase Agreement also extends the maturity date of the Jackson Note from October 28, 2022 to October 14, 2024. On October 27, 2022, in connection with the Amended Note Purchase Agreement, we issued to Jackson the Common Shares and the Warrant to purchase up to 24,332 shares of common stock at an exercise price of $3.06 per share. The Warrant is exercisable six months from October 27, 2022, and expires on October 27, 2027.

Pursuant to the Amended Note Purchase Agreement, we are required to file a resale registration statement with the SEC covering the resale of the Common Shares and the Warrant Shares no later than 60 days after October 27, 2022, and to use reasonable best efforts to have such registration statement declared effective thereafter. Additionally, pursuant to the Amended Note Purchase Agreement, we agreed that upon the registration statement being declared effective under the Securities Act, we shall also (i) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of the distribution and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with Jackson’s intended method of disposition, (ii) use commercially reasonable efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of securities or, in the case of an underwritten public offering, the managing underwriter, may reasonably request, and (iii) notify Jackson when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, of any request by the SEC for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose.

Relationship with the Selling Stockholder

Except as described below and above under “—Amended Note Purchase Agreement and Warrant with Jackson”, the selling stockholder does not have, or within the past three years has not had, any position, office or other material relationship with us.

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Second Amended and Restated Note Purchase Agreement and Note

On October 26, 2020, we entered into the Second Amended and Restated Note Purchase Agreement and an Amended and Restated Senior Secured 12% Promissory Note (the “2020 Jackson Note”) with Jackson, which amended and restated our Amended and Restated Note Purchase Agreement with Jackson dated September 15, 2017 (the “First Amended and Restated Note Purchase Agreement”). The Second Amended and Restated Note Purchase Agreement refinanced an aggregate of $48.7 million of indebtedness advanced to us by Jackson pursuant to the First Amended and Restated Note Purchase Agreement and a Senior Secured 12% Promissory Note. In connection with the amendment and restatement, we paid Jackson an amendment fee of $488,123.92

Amendments to Existing Warrant Agreement with Jackson

On October 26, 2020, in connection with the entry into the Second Amended and Restated Note Purchase Agreement, we entered into Amendment No. 3 to the Amended and Restated Warrant Agreement, dated April 25, 2018, as amended (the “Existing Warrant”), with Jackson. Pursuant to Amendment No. 3, the exercise price of the Existing Warrant was reduced from $60.00 per share to $3.60 per share, such exercise price adjusted to give effect to the 1-for-6 reverse stock split effectuated on June 30, 2021 and the 1-for-10 Reverse Stock Split, and the term of the Existing Warrant was extended to January 26, 2026. On October 27, 2022, in connection with the entry into the Amended Note Purchase Agreement, the Company entered into Amendment No. 4 (“Amendment No. 4”) to the Existing Warrant with Jackson. Pursuant to Amendment No. 4, the exercise price of the Existing Warrant was reduced to $3.06 per share and the term extended to January 26, 2028. Pursuant to the Existing Warrant, as amended from time to time, Jackson may purchase up to 15,093 shares of common stock.

2021 Jackson Waivers

Jackson was the sole owner of our then-outstanding Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and Series E-1 Convertible Preferred Stock (the “Series E-1 Preferred Stock”). On February 5, 2021, we entered into a Limited Consent and Waiver (the “February 2021 Limited Consent”) with Jackson whereby, among other things, Jackson agreed that we could use 75% of the proceeds from the public offering that closed on February 12, 2021 (the “February 2021 Offering”) to redeem a portion of the 2020 Jackson Note, which at the time had an outstanding principal amount and accrued interest of approximately $32.7 million and 25% of the net proceeds from the February 2021 Offering to redeem a portion of our then-outstanding Series E Preferred Stock and Series E-1 Preferred Stock, notwithstanding certain provisions of the Certificate of Designation of our Series E Convertible Preferred Stock (the “Series E Certificate of Designation”) that would have required us to use all the proceeds from the February 2021 Offering to redeem the Series E Preferred Stock and the Series E-1 Preferred Stock. On April 8, 2021, the February 2021 Limited Consent was extended to June 17, 2021.

On February 5, 2021, we also entered into a Limited Waiver and Agreement (the “February 2021 Limited Waiver”) with Jackson, whereby Jackson agreed, among other things, that it would not convert any shares of the Series E Preferred Stock or Series E-1 Preferred Stock into shares of our common stock or exercise any warrants to purchase shares to the extent that doing so would cause the number of our authorized but unissued shares of common stock to be less than the number of shares being offered in the February 2021 Offering. Jackson also waived any event of default under the Series E Certificate of Designation and the 2020 Jackson Note that would have resulted from our having an insufficient number of authorized shares of common stock to honor conversions of the Series E Preferred Stock and Series E-1 Preferred Stock and the exercise of Jackson’s warrants. On April 8, 2021, the February 2021 Limited Waiver was extended to June 17, 2021, and on May 6, 2021, in connection with the issuance of the Series G Preferred Stock (as defined below) in exchange for the Series E Preferred Stock and Series E-1 Preferred Stock, the February 2021 Limited Waiver was extended to June 30, 2021.

In connection with the registered direct offering of common stock and concurrent private placement of warrants to purchase shares of common stock that closed on July 23, 2021 (the “July 2021 Offerings”), on July 22, 2021, we entered into a limited consent with Jackson whereby, among other things, Jackson agreed that we could effect the July 2021 Offerings and use $5,000,000 of the net proceeds thereof to pay accrued and unpaid interest on and prepay a portion of the outstanding principal balance of the 2020 Jackson Note, notwithstanding certain provisions of the Certificate of Designation of Series G Convertible Preferred Stock (the “Series G Certificate of Designation”) that would have required us to use all the proceeds from the July 2021 Offerings to redeem the Series G Convertible Preferred Stock.

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Series G Preferred Stock

On May 6, 2021, we entered into an Exchange Agreement with Jackson, pursuant to which, among other things, Jackson agreed to exchange 6,172 shares of our then-outstanding Series E Preferred Stock, and 1,493 shares of our then-outstanding Series E-1 Preferred Stock for an equivalent number of shares of our Series G Convertible Preferred Stock and Series G-1 Convertible Preferred Stock, respectively (the “Series G Convertible Preferred Stock” and the “Series G-1 Convertible Preferred Stock,” and together, the “Series G Preferred Stock”).

2022 Jackson Consents

On April 18, 2022, we and Jackson entered into a limited consent and wavier (the “Headway Limited Consent”) related to the Second Amended and Restated Note Purchase Agreement. The Headway Limited Consent permitted, among other things, the Headway Acquisition (as defined herein) and issuance of Series H Preferred Stock (as defined herein), and additionally granted one-time waivers under the Second Amended and Restated Note Purchase Agreement of (i) the occurrence of a breach of a financial covenant as of the first fiscal quarter ended March 31, 2022, and (ii) the delivery of certain audited financial statements until May 2, 2022.

On each of September 28, 2022, October 13, 2022 and October 21, 2022, we and Jackson entered into a limited consents (the “2022 Limited Consents”) related to the Second Amended and Restated Note Purchase Agreement. The 2022 Limited Consents each extended the maturity date of the 2020 Jackson Note to October 14, 2022, October 21, 2022 and October 28, 2022, respectively.

Omnibus Amendment and Reaffirmation Agreement with Jackson

On October 27, 2022, in connection with the Amended Note Purchase Agreement, we entered into an Omnibus Amendment and Reaffirmation Agreement with Jackson, which, among other things, amended (i) the Amended and Restated Security Agreement, dated as of September 15, 2017, as amended, and (ii) the Amended and Restated Pledge Agreement, dated as of September 15, 2017, as amended, to reflect certain of the terms as updated and amended by the Amended Note Purchase Agreement.

Amendment to Intercreditor Agreement with Jackson and MidCap

On October 27, 2022, in connection with the Amended Note Purchase Agreement, the Jackson Note and Amendment No. 27, by and between us and MidCap Funding X Trust (“MidCap”), dated as of October 27, 2022, we, Jackson and MidCap entered into the Fifth Amendment to Intercreditor Agreement (the “Fifth Amendment”), which amended the Intercreditor Agreement, dated September 15, 2017, by and between is, Jackson and MidCap, as amended. The Fifth Amendment, among other things, permits the increase of the credit commitments under the Credit and Security Agreement as amended by Amendment No. 27 to $32.5 million.

Information About Selling Stockholder Offering

The shares of common stock being offered by the selling stockholder are the Common Shares issued pursuant to the Amended Note Purchase Agreement and the shares of common stock issuable to the selling stockholder upon the exercise of the Warrant. For additional information regarding the issuance of the Common Shares and the Warrant, see “—Amended Note Purchase Agreement and Warrant with Jackson” above. We are registering the Common Shares and the Warrant Shares in order to permit the selling stockholder to offer the shares for resale from time to time.

The table below lists the selling stockholder and other information regarding the ownership of the shares of common stock by the selling stockholder. The second column lists the number of shares of common stock owned by the selling stockholder, based on its ownership of the shares of common stock as of November 23, 2022 and securities convertible or exercisable into shares of common stock within 60 days of November 23, 2022.

The third column lists the shares of common stock being offered pursuant to this prospectus by the selling stockholder.

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In accordance with the terms of the Amended Note Purchase Agreement, this prospectus generally covers the resale of the sum of (i) the maximum number of Common Shares and (ii) the maximum number of Warrant Shares. The table below assumes that the outstanding Warrant was exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, and subject to adjustment as provided in the Warrant. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

We believe that (1) the selling stockholder is not a broker-dealer or an affiliate of any broker-dealers, (2) the selling stockholder does not have direct or indirect agreements or understandings with any person to distribute the common stock, and (3) the selling stockholder has sole voting and investment power with respect to all common stock beneficially owned, except as otherwise noted below.

No estimate can be given as to the amount or percentage of common stock that will be held by the selling stockholder after any sales made pursuant to this prospectus because the selling stockholder is not required to sell any of the common stock being registered under this prospectus. The following table assumes that the selling stockholder will sell all of the common stock registered pursuant to this prospectus.

Name of Selling Stockholder	Number of shares of common stock owned prior to offering	Maximum number of shares of common stock to be sold pursuant to this Prospectus		Number of shares of common stock owned after offering	Percentage of common stock owned after offering

Jackson Investment Group, LLC (1)	173,904	124,332	(2)	49,572	1.93%

(1)	The shares are directly held by Jackson Investment Group, LLC, and may be deemed to be indirectly beneficially owned by Richard L. Jackson. The selling stockholder’s address is c/o Jackson Investment Group, LLC, 2655 Northwinds Parkway, Alpharetta, Georgia 30009.
(2)	Represents (i) 100,000 Common Shares issued pursuant to the Amended Note Purchase Agreement and (ii) 24,332 shares of common stock issuable upon the exercise of the Warrant.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

We have authorized 220,000,000 shares of capital stock, of which 200,000,000 are shares of common stock and 20,000,000 are shares of “blank check” preferred stock. On November 23, 2022, there were 2,533,199 shares of common stock issued and outstanding. We currently have 1,663,008 shares of preferred stock designated as Series A Preferred Stock, 200,000 shares of preferred stock designated as Series B Preferred Stock, 2,000,000 shares of preferred stock designated as Series C Preferred Stock, 13,000 shares of preferred stock designated as Series E Preferred Stock, 6,500 shares of preferred stock designated as Series E-1 Preferred Stock, 4,698 shares of preferred stock designated as Series F Convertible Preferred Stock, 13,000 shares of preferred stock designated as Series G Preferred Convertible Stock, 6,500 shares of preferred stock designated as Series G-1 Convertible Preferred Stock, 9,000,000 shares of preferred stock designated as Series H Convertible Preferred Stock (the “Series H Preferred Stock”), and 40,000 shares of preferred stock designated as Series J Preferred Stock. As of September 30, 2022, there were no shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock, Series G-1 Convertible Preferred Stock and Series J Preferred Stock issued and outstanding and 9,000,000 shares of Series H Preferred Stock issued and outstanding.

The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our Board of Directors (the “Board”) does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

The following is a summary of the material terms and provisions of the shares of common stock that are being offered hereby. This summary is subject to and qualified in its entirety by our Certificate of Incorporation, any certificates of designation for our preferred stock, and our Amended and Restated Bylaws (the “Bylaws”), as may be amended from time to time, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Pursuant to our Certificate of Incorporation, the members of the Board are divided into three classes, designated Class I, Class II and Non-Classified. Class I or Class II directors shall be elected to hold office for a two-year term and until such directors’ respective successors shall be duly elected and qualified. Each member of the board of directors who is not assigned to either Class I or Class II, including such member’s respective successors shall be designated “Non-Classified Directors”, and shall, at each annual meeting of stockholders, be elected to serve for a term of one year and until such director’s successor shall be duly elected and qualified.

Our common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. At our Board’s discretion, we paid a quarterly cash dividend of $0.01 per share to holders of our common stock on each of February 28, 2019 and May 30, 2019. We are limited in our ability to pay dividends by certain of our existing agreements. In particular, our debt agreements only permit us to pay a quarterly cash dividend of one cent per share of common stock issued and outstanding, provided, that such cash dividend does not exceed $100,000 in the aggregate per fiscal quarter. We may not pay such dividends if any events of default exist under our debt agreements.

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Our common stock is listed on Nasdaq under the symbol “STAF.” The transfer agent and registrar for our common stock is Action Stock Transfer Corporation. The transfer agent’s address is 2469 East Fort Union Blvd., Suite 214, Salt Lake City, UT 84121.

As of December 16, 2022, we had 502 holders of record of our shares of common stock.

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PLAN OF DISTRIBUTION

The selling stockholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest may, from time to time, offer some or all of the shares of common stock covered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock covered by this prospectus by the selling stockholder. However, we will receive proceeds from the exercise of the Warrant if the Warrant is exercised for cash. We intend to use those proceeds, if any, for working capital purposes. We will bear all fees and expenses incident to our obligation to register the shares of our common stock covered by this prospectus.

The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholder may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an over-the-counter distribution;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of the selling stockholder to include the selling stockholder’s pledgee, transferee, or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of shares of our common stock, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these shares to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effects certain transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable FINRA rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholder is subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the shares of our common stock to be sold, the name of the selling stockholder, the purchase price and public offering price, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholder and any other person participating in a sale of the common stock registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements as of January 1, 2022 and January 2, 2021 and for each of the two years in the period ended January 1, 2022 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.staffing360solutions.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.staffing360solutions.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the year ended January 1, 2022, filed with the SEC on June 24, 2022;

●	Our Quarterly Report on Form 10-Q for the quarter ended April 2, 2022, filed with the SEC on July 14, 2022;

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●	Our Quarterly Report on Form 10-Q for the quarter ended October 1, 2022, filed with the SEC on November 21, 2022;

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 1, 2022;

●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 28, 2015, as amended and supplemented by the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended January 1, 2022, filed with the SEC on June 24, 2022, including any amendment or reports filed for the purpose of updating such description; and

●	Our Current Reports on Form 8-K, filed with the SEC on January 28, 2022, March 1, 2022, April 14, 2022, April 20, 2022, April 22, 2022, May 4, 2022, May 19, 2022 (as amended by Form 8-K/A filed on May 20, 2022), May 24, 2022, May 26, 2022, June 23, 2022, July 7, 2022, July 19, 2022, August 31, 2022, September 30, 2022, October 18, 2022, October 25, 2022, November 2, 2022 and November 8, 2022.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Staffing 360 Solutions, Inc.

Attn: Corporate Secretary

757 Third Avenue, 27th Floor

New York, New York 10017

(646) 507-5710

You may also access the documents incorporated by reference in this prospectus through our website at www.staffing360solutions.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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124,332 Shares

COMMON STOCK

PROSPECTUS

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PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the SEC registration fee, all the amounts shown are estimates.

SEC registration fee	$40.42
Printing fees and expenses	—
Legal fees and expenses	40,000.00
Accounting fees and expenses	50,000.00
Miscellaneous fees and expenses	—

Total	$90,040.42

Item 14. Indemnification of Directors and Officers

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the fullest extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

We have purchased and currently intend to maintain insurance on behalf of each and any person who is or was our director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 17 herein.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of all securities that we have sold during the last three years without registration under the Securities Act:

During the period December 29, 2018 through December 29, 2019, we issued 100 shares of common stock to Greenridge Global, LLC (“Greenridge”) for investor relations advisory services and institutional introductions.

During the period December 30, 2019 through January 2, 2021, we issued 250 shares of common stock, with an aggregate value of approximately $180,000, to Greenridge in return for investor relations advisory services. The shares were issued in reliance upon an exemption pursuant to Section 4(a)(2) of the Securities Act.

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On December 29, 2020, we sold an aggregate of 80,278 shares of common stock in an underwritten public offering (“the December 2020 Public Offering”), at an offering price to the public of $36.00 per share. Wainwright acted as the sole book-running manager for the December 2020 Public Offering. As partial compensation for Wainwright’s services as underwriter in the December 2020 Public Offering, we issued to Wainwright’s designees warrants to purchase 6,021 shares of common stock (the “December 2020 Wainwright Warrants”). The December 2020 Wainwright Warrants have a term of five (5) years from the commencement of sales under the offering and an exercise price of $45.00 per share (equal to 125% of the public offering price per share). The December 2020 Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act.

On December 31, 2020, we sold an aggregate of 44,377 shares of common stock in a registered direct offering (the “December 2020 Registered Direct Offering”), at an offering price of $39.30 per share. Wainwright acted as the placement agent for the December 2020 Registered Direct Offering. As partial compensation for Wainwright’s services as placement agent in the December 2020 Registered Direct Offering, we issued to Wainwright’s designees warrants to purchase up to 3,327 shares of common stock (the “December 2020 Registered Direct Wainwright Warrants”). The December 2020 Registered Direct Wainwright Warrants have a term of five (5) years from the commencement of sales under the offering and an exercise price of $49.128 per share (equal to 125% of the offering price per share). The December 2020 Registered Direct Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act.

On February 9, 2021, we entered into a securities purchase agreement with certain institutional and accredited investors for the issuance and sale of 347,520 shares of common stock at a price of $54.00 per share and pre-funded warrants to purchase up to an aggregate of 16,735 shares of common stock, at an exercise price of $53.994 per share. As partial compensation for Wainwright’s services as placement agent in the February 2021 Offering, we issued to Wainwright’s designees warrants to purchase up to 18,213 shares of common stock (the “February 2021 Wainwright Warrants”). The February 2021 Wainwright Warrants have a term of five (5) years from the commencement of sales under the offering and an exercise price of $67.50 per share (equal to 125% of the offering price per share). The February 2021 Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act.

On April 21, 2021, we entered into a securities purchase agreement with certain institutional and accredited investors for the issuance and sale in a private placement (the “April 2021 Private Placement”) of 4,697.6328 shares of Series F Convertible Preferred Stock at a price of $1,000 per share and warrants to purchase up to an aggregate of 130,490 shares of common stock, at an exercise price of $36.00 per share (the “April 2021 Warrants”). The April 2021 Warrants became exercisable six months following the closing of the April 2021 Private Placement and have a term of five (5) years following such date. As partial compensation for Wainwright’s services as placement agent in the offering, we issued to Wainwright’s designees warrants to purchase up to 9,787 shares of common stock (the “April 2021 Wainwright Warrants”). The April 2021 Wainwright Warrants are exercisable six months following the closing of the April 2021 Private Placement, have an exercise price of $45.00 per share and expire five years from the initial exercise date. The shares of Series F Convertible Preferred Stock, the April 2021 Warrants and the April 2021 Wainwright Warrants were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

On May 6, 2021, we issued 6,172 shares of Series G Preferred Stock and 1,493 shares of Series G-1 Preferred Stock to Jackson in connection with our entry into the Exchange Agreement, dated May 6, 2021, with Jackson. Such issuances were undertaken in reliance upon the exemption from the registration requirements in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder. Under the terms of the Series G Certificate of Designation, we were required to issue shares of Series G-1 Preferred Stock from time to time as dividends. From the date of issuance of the Series G Preferred Stock until July 21, 2021 (on which date we exchanged all outstanding shares of Series G Preferred Stock and Series G-1 Preferred Stock for senior indebtedness by entering into a new 12% Senior Secured Note, in aggregate principal amount of $7,733,000 (the “New Note”), which amount represented all of the outstanding Series G Preferred Stock and Series G-1 Preferred Stock of the Company held by Jackson as of July 21, 2021), we were obligated to issue 68 shares of Series G-1 Preferred Stock as dividends. The shares of Series G-1 Preferred Stock were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

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On July 20, 2021, we entered into a securities purchase agreement with certain institutional and accredited investors for the issuance and sale of an aggregate of 219,913 shares of common stock at a price of $34.50 per share and warrants to purchase up to an aggregate of 109,957 shares of common stock, at an exercise price of $38.00 per share (the “July 2021 Warrants”). The July 2021 Warrants are exercisable immediately upon issuance and will expire five years following the date that the July 2021 Warrants first become exercisable. As partial compensation for Wainwright’s services as placement agent in the offering, we issued to Wainwright’s designees warrants to purchase up to 16,494 shares of common stock (the “July 2021 Wainwright Warrants”). The July 2021 Wainwright Warrants have a term of five (5) years from the commencement of sales under the July 2021 Offerings and an exercise price of $43.125 per share (equal to 125% of the offering price per share). The July 2021 Warrants and the July 2021 Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

As described above, on July 21, 2021, we entered into the New Note, in aggregate principal amount of $7,733,000, which amount represented all of the outstanding Series G Convertible Preferred Stock and Series G-1 Convertible Preferred Stock held by Jackson as of July 21, 2021.

On August 5, 2021, we entered into a securities purchase agreement with certain institutional and accredited investors for the issuance and sale of an aggregate of 138,316 shares of common stock at a price of $26.425 per share and warrants to purchase up to an aggregate of 69,158 shares of common stock, at an exercise price of $25.80 per share (the “First August 2021 Warrants”). The First August 2021 Warrants are immediately upon issuance and will expire five years following the date that the First August 2021 Warrants first become exercisable. As partial compensation for Wainwright’s services as placement agent in the offering, we issued to Wainwright’s designees warrants to purchase up to 10,374 shares of common stock (the “First August 2021 Wainwright Warrants”). The First August 2021 Wainwright Warrants have a term of five (5) years from the commencement of sales under the First August 2021 Offerings and an exercise price of $30.31 per share (equal to 125% of the offering price per share). The First August 2021 Warrants and the First August 2021 Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

On August 22, 2021, we entered into a securities purchase agreement with certain institutional and accredited investors for the issuance and sale of an aggregate of 136,048 shares of common stock at a price of $21.00 per share and warrants to purchase up to an aggregate of 68,024 shares of common stock at an exercise price of $20.40 per share (the “Second August 2021 Warrants”). The Second August 2021 Warrants are exercisable immediately upon issuance and will expire five years following the date that the Second August 2021 Warrants first become exercisable. As partial compensation for Wainwright’s services as placement agent in the offering, we issued to Wainwright’s designees warrants to purchase up to 10,201 shares of common stock (the “Second August 2021 Wainwright Warrants”). The Second August 2021 Wainwright Warrants have a term of five (5) years from the commencement of sales under the Second August 2021 Offerings and an exercise price of $26.25 per share (equal to 125% of the offering price per share). The Second August 2021 Warrants and the Second August 2021 Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

During the period January 3, 2021 through August 27, 2021, we issued 167 shares of common stock, with an aggregate value of approximately $30,672.80, to Greenridge in return for investor relations advisory services (the “Greenridge Shares”). The Greenridge Shares were issued in reliance upon an exemption pursuant to Section 4(a)(2) of the Securities Act.

On October 28, 2021, we entered into a securities purchase agreement with certain institutional and accredited investors for the issuance and sale of 468,355 shares of common stock (or pre-funded warrants) and warrants to purchase up to an aggregate of 468,355 shares of common stock (the “November 2021 Warrants”) at a combined purchase price of $19.75 per share of common stock (or pre-funded warrant) and associated warrant. The pre-funded warrants (the “November 2021 Pre-Funded Warrants”) are exercisable at a price of $0.00001 per share, are exercisable immediately upon issuance and are exercisable until the November 2021 Pre-Funded Warrants are exercised in full. The November 2021 Warrants are exercisable immediately upon issuance and will expire five years following the date of issuance. As partial compensation for Wainwright’s services as placement agent in the offering, we issued to Wainwright’s designees warrants to purchase up to 35,127 shares of common stock (the “November 2021 Wainwright Warrants”). The November 2021 Wainwright Warrants have a term of five (5) years from the date of issuance and an exercise price of $24.688 per share (equal to 125% of the offering price per share). The November 2021 Pre-Funded Warrants, the November 2021 Warrants and the November Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

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On April 18, 2022, we entered into a stock purchase agreement (the “Headway Stock Purchase Agreement”) with Headway Workforce Solutions, Inc. (“Headway”) and Chapel Hill Partners, LP, as the representatives of all the stockholders of Headway, pursuant to which, among other things, we purchased all of the issued and outstanding securities of Headway in exchange for (i) a cash payment of $14,065.20, and (ii) 9,000,000 shares of our Series H Convertible Preferred Stock, with a value equal to the Closing Payment, as defined in the Headway Stock Purchase Agreement (the “Headway Acquisition”). On May 18, 2022, the Headway Acquisition closed. The issuance of the Series H Convertible Preferred Stock was not registered under the Securities Act, or any state securities law, and such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

On July 1, 2022, we entered into a securities purchase agreement with certain institutional and accredited investors for the issuance and sale of an aggregate of 657,858 shares of common stock (or pre-funded warrant (the “July 2022 Pre-Funded Warrants”)) and warrants (the “July 2022 Warrants”) to purchase up to an aggregate of 657,858 shares of common stock at a combined purchase price of $6.10 per share of common stock (or pre-funded warrant) and associated warrant (the “July 2022 Private Placement”). The July 2022 Pre-Funded Warrants are exercisable at a price of $0.00001 per share, are exercisable immediately upon issuance and are exercisable until the July 2022 Pre-Funded Warrants are exercised in full. The July 2022 Warrants are exercisable at a price of $5.85 per share, exercisable immediately upon issuance and will expire five and one-half years following the date issuance. As partial compensation for Wainwright’s services as placement agent in the July 2022 Private Placement, we issued to Wainwright’s designees warrants to purchase up to 49,339 shares of common stock (the “July 2022 Wainwright Warrants”). The July 2022 Wainwright Warrants have a term of five and one-half years from the date of issuance and an exercise price of $7.625 per share (equal to 125% of the offering price per share (or pre-funded warrant) and associated warrant). The July 2022 Pre-Funded Warrants, the July 2022 Warrants and the July 2022 Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

On October 27, 2022, we issued to Jackson (i) 100,000 Common Shares and (ii) the Warrant to purchase up to 24,332 shares of our common stock at an exercise price of $3.06 per share in connection with the entry into the Amended Note Purchase Agreement. Such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and Regulation D promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index is hereby incorporated herein by reference.

(b)	All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, by and between Staffing 360 Solutions, Inc., a Delaware corporation, and Staffing 360 Solutions, Inc., a Nevada corporation (previously filed as Exhibit 2.1 to the Company’s Form 8-K, filed with the SEC on June 15, 2017).
2.2	Asset Purchase Agreement, dated September 15, 2017, by and among Staffing 360 Georgia, LLC, firstPRO Inc., firstPRO Georgia LLC, April F. Nagel and Philip Nagel (previously filed as Exhibit 2.1 to the Company’s Form 8-K, filed with the SEC on September 19, 2017).
2.3(1)	Stock Purchase Agreement, dated April 18, 2022, by and between Staffing 360 Solutions, Inc. Headway Workforce Solutions, Inc. and Chapel Hill Partners, LP as the Sellers’ Representative (previously filed as Exhibit 2.1 to the Company’s Current Report Form 8-K, filed with the SEC on April 20, 2022).
2.4(1)	Amendment to the Stock Purchase Agreement, dated May 18, 2022, by and between Staffing 360 Solutions, Inc. Headway Workforce Solutions, Inc. and Chapel Hill Partners, LP as the Sellers’ Representative (previously filed as Exhibit 2.1 to the Company’s Current Report Form 8-K, filed with the SEC on May 19, 2022).
3.1	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.3 to the Company’s Form 8-K, filed with the SEC on June 15, 2017).
3.2	Amended and Restated Bylaws (previously filed as Exhibit 3.4 to the Company’s Form 8-K, filed with the SEC on June 15, 2017).
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Company’s Form 8-K, filed with the SEC on January 3, 2018).
3.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 4, 2015).
3.5	Certificate of Designations, Preferences and Rights of Series B Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 31, 2015)
3.6	Certificate of Designations, Preferences and Rights of Series C Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 7, 2016).
3.7	Amendment to Certificate of Designation After Issuance of Class or Series increasing the number of authorized Series C Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 22, 2016).
3.8	Certificate of Designation of Series E Convertible Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 15, 2018).
3.9	Certificate of Correction to the Certificate of Designation of Series E Convertible Preferred Stock (previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 15, 2018).
3.10	Certificate of Amendment to Certificate of Designation of Series E Convertible Preferred Stock, dated February 7, 2019 (previously filed as Exhibit 3.1 to the Company’s current Report on Form 8-K filed with the SEC on February 11, 2019).
3.11	Certificate of Amendment to the Certificate of Designation of Series E Preferred Stock, dated October 23, 2020 (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2020).
3.12	Certificate of Designation for Series F Convertible Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on April 27, 2021).
3.13	Certificate of Designation of Series G Convertible Preferred Stock, dated May 6, 2021(previously filed as Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on May 12, 2021).
3.14	Certificate of Correction to Certificate of Designation of Series G Convertible Preferred Stock, dated May 11, 2021 (previously filed as Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on May 12, 2021).
3.15	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company as filed on June 30, 2021 with the Secretary of State of the State of Delaware (previously filed as Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on July 1, 2021).
3.16	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company as filed on December 27, 2021 with the Secretary of State of the State of Delaware (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2021).

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3.17	Amended and Restated Certificate of Designation of Series H Convertible Preferred Stock, dated May 23, 2022 (Previously filed as Exhibit 3.1 to the Company’s Current Report Form 8-K, filed with the SEC on May 24, 2022).
3.18	Certificate of Designation of the Series J Preferred Stock of the Company, dated May 4, 2022 (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2022).
3.19	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Staffing 360 Solutions, Inc. filed on June 23, 2022 with the Secretary of State of the State of Delaware (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2022).
4.1	Subordinated Secured Note issued to Jackson Investment Group LLC (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017)
4.2	Warrant issued to Jackson Investment Group LLC (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).
4.3	April Note, dated April 5, 2017, issued to Jackson Investment Group LLC (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017).
4.4	10% Subordinated Secured Note, dated August 2, 2017, issued to Jackson Investment Group, LLC (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 8, 2017).
4.5	Form of Warrant issued to H.C. Wainwright & Co., LLC’s designees on December 29, 2020 (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2020).
4.6	Form of Warrant issued to H.C. Wainwright & Co., LLC’s designees on December 31, 2020 (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 31, 2020).
4.7	Description of Securities (previously filed as Exhibit 4.7 to the Company’s Annual Report on Form 10-K filed on June 24, 2022).
4.8	Form of Warrant (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2021).
4.9	Form of Placement Agent Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2021).
4.10	Form of Warrant (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2021).
4.11	Form of Wainwright Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2021).
4.12	Form of Warrant (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2021).
Form of Wainwright Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2021).
4.13	Form of Warrant (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2021).
4.14	Form of Wainwright Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2021).
4.15	Form of Pre-Funded Warrant (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2021).
4.16	Form of Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2021).
4.17	Form of Wainwright Warrant (previously filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2021).
4.18	Form of Pre-Funded Warrant (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2022).
4.19	Form of Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2022).
4.20	Form of Wainwright Warrant (previously filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2022).

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5.1*	Consent of Haynes and Boone, LLP.
10.1	Form of Deed of Restrictive Covenant by and between Brendan Flood and the Company (previously filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2014).
10.2	Stock Purchase Agreement, by and among Linda Moraski, PeopleSERVE, Inc., PeopleSERVE PRS, Inc. and the Company, dated May 17, 2014 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 20, 2014).
10.3+	2014 Equity Compensation Plan (previously filed as Exhibit 10.35 to the Company’s Annual Report on Form 10-K, filed with the SEC on September 15, 2014).
10.4	Credit and Security Agreement, dated April 8, 2015, by and among PeopleSERVE, Inc. and Monroe Staffing Services, LLC, as borrowers, the Company, as a credit party, MidCap Financial Trust, as agent and lender, and certain other lenders as the case may be (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 9, 2015).
10.5	Credit and Security Agreement, dated April 8, 2015, by and among PeopleSERVE PRS, Inc., as borrower, MidCap Financial Trust, as agent and lender, and certain other lenders as the case may be (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 9, 2015).
10.6+	Employment Agreement, dated July 8, 2015, by and between Alison Fogel and Lighthouse Placement Services, LLC (previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2015).
10.7	Amendment No. 2 to the Credit and Security Agreement, effective August 31, 2015, by and among PeopleSERVE, Inc., Monroe Staffing Services, LLC, Faro Recruitment America, Inc. and Lighthouse Placement Services, LLC as borrowers, the Company, as a credit party, MidCap Financial Trust, as agent and lender, and certain other lenders as the case may be (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 4, 2015).
10.8	Amendment No. 1 to the Credit and Security Agreement, effective August 31, 2015, by and among PeopleSERVE PRS, Inc. as borrower, MidCap Financial Trust, as agent and lender, and certain other lenders as the case may be (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 4, 2015).
10.9+	2015 Omnibus Incentive Plan (previously filed as Exhibit 4.1 to the Company’s Form S-8, filed with the SEC on October 2, 2015).
10.10+	2016 Omnibus Incentive Plan (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2017 (through an incorporation by reference from Appendix D to the Company’s Definitive Proxy Statement on Schedule 14A, filed on December 21, 2016).
10.11+	2016 Long Term Incentive Plan (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2017 (through an incorporation by reference from Appendix E to the Company’s Definitive Proxy Statement on Schedule 14A, filed on December 21, 2016).
10.12	Warrant Agreement, dated January 25, 2017, by and among the Company and Jackson Investment Group LLC (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).
10.13	Security Agreement, dated January 25, 2017, by and among the Company, Jackson Investment Group LLC and the U.S. Subsidiary Guarantors (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).
10.14	Pledge Agreement, dated January 25, 2017 by and the Company, Jackson Investment Group LLC and the U.S. Subsidiary Guarantors (previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).
10.15	Subordination Agreement, dated January 25, 2017, by and among Midcap Funding X Trust, Jackson Investment Group LLC, the Company and the U.S. Subsidiary Guarantors (previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).
10.16	Amended Warrant Agreement, dated March 14, 2017, between the Company and Jackson Investment Group LLC (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 20, 2017).

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10.17	Amended Purchase Agreement, dated April 5, 2017, by and among the Company, Jackson Investment Group LLC and certain subsidiaries of the Company (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017).
10.18	Second Amendment, dated April 5, 2017, by and among the Company and Jackson Investment Group LLC (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017).
10.19	Amended Subordination Agreement, dated April 5, 2017, by and among Midcap Funding X Trust, Jackson Investment Group LLC, the Company and certain subsidiaries of the Company (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017).
10.20	Second Amended Purchase Agreement, dated August 2, 2017, by and among the Company, Jackson Investment Group, LLC and certain subsidiaries of the Company (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 8, 2017).
10.21	Second Amended Subordination Agreement, dated August 2, 2017, by and among Midcap Funding X Trust, Jackson Investment Group, LLC, the Company and certain subsidiaries of the Company (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 8, 2017).
10.22	Amended and Restated Note Purchase Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., certain subsidiaries of Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on September 19, 2017).
10.23	Intercreditor Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., certain subsidiaries of Staffing 360 Solutions, Inc., MidCap Funding X Trust and Jackson Investment Group, LLC (previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on September 19, 2017).
10.24	Share Purchase Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., Longbridge Recruitment 360 Limited and the holders of outstanding shares of CBS Butler Holdings Limited (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 19, 2017).
10.25	Amendment No.8 to the Credit and Security Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., certain subsidiaries of Staffing 360 Solutions, Inc. and MidCap Funding X Trust (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 19, 2017).
10.26	Agreement for Purchase of Debt, dated February 8, 2018, between CBS Butler Limited and HSBC Invoice Finance (UK) Limited (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 13, 2018).
10.27	Agreement for Purchase of Debt, dated February 8, 2018, between The JM Group (IT Recruitment) Limited and HSBC Invoice Finance (UK) Limited (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on February 13, 2018).
10.28	Agreement for Purchase of Debt, dated February 8, 2018, between Longbridge Recruitment 360 Ltd and HSBC Invoice Finance (UK) Limited (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on February 13, 2018).
10.29	Agreement for Purchase of Debt, dated June 28, 2018, between HSBC Invoice Finance (UK) Limited, and Clement May Limited (previously filed as an exhibit to the Company’s Form 8-K filed with the SEC on July 5, 2018).
10.30	Term Loan letter agreement, dated June 26, 2018, between HSBC Bank plc, and Staffing 360 Solutions Limited (previously filed as an exhibit to the Company’s Form 8-K filed with the SEC on July 5, 2018).
10.31	Share Purchase Agreement, dated August 27, 2018, by and among Monroe Staffing Services, LLC, Staffing 360 Solutions, Inc. and Pamela D. Whitaker (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 2, 2018).
10.32	Amendment No. 1 to Amended and Restated Warrant Agreement, dated August 27, 2018, between the Company and Jackson Investment Group, LLC (previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018).

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10.33	Amendment No.10 and Joinder Agreement to Credit and Security Agreement and Limited Consent, dated August 27, 2018, by and among the Company, certain subsidiaries of the Company and MidCap Funding X Trust (previously filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018).
10.34	First Omnibus Amendment, Joinder and Reaffirmation Agreement, dated August 27, 2018, by and among the Company, certain subsidiaries of the Company, and Jackson Investment Group, LLC (previously filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018).
10.35	12% Senior Secured Note, due September 15, 2020, issued on August 27, 2018, to Jackson Investment Group, LLC (previously filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018).
10.36	First Amendment to Intercreditor Agreement, dated August 27, 2018, by and among Jackson Investment Group, LLC, the Company, certain subsidiaries of the Company, and MidCap Funding X Trust. (previously filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018).
10.37	Fifth Amended and Restated Revolving Loan Note, by and among certain subsidiaries of the Company and MidCap Funding X Trust (previously filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018).
10.38	Debt Exchange Agreement, dated November 15, 2018, by and between the Company and Jackson Investment Group LLC (previously filed as Exhibit 10.91 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 16, 2018).
10.39	Second Omnibus Amendment, Joinder and Reaffirmation Agreement, dated November 15, 2018, by and among the Company, certain subsidiaries of the Company, and Jackson Investment Group, LLC (previously filed as Exhibit 10.92 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 16, 2018).
10.40	Amended and Restated 12% Senior Secured Note, due September 15, 2020, issued on November 15, 2018, to Jackson Investment Group, LLC (previously filed as Exhibit 10.93 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 16, 2018).
10.41	Amendment No. 2 to Amended and Restated Warrant Agreement, dated November 15, 2018, between the Company and Jackson Investment Group, LLC (previously filed as Exhibit 10.94 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 16, 2018).
10.42	Form of Securities Purchase Agreement, dated January 22, 2019, by and between the Company and the Purchaser signatory thereto (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 23, 2019).
10.43	Placement Agency Agreement dated January 22, 2019, between the Company and ThinkEquity (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 23, 2019).
10.44+	Employment Agreement with Alicia Barker dated June 19, 2018 (previously filed as Exhibit 10.97 to the Company’s Registration Statement on Form S-1, filed with the SEC on January 31, 2019).
10.45+	Severance Agreement with Christopher Lutzo (previously filed as Exhibit 10.98 to the Company’s Registration Statement on Form S-1, filed with the SEC on January 31, 2019).
10.46	Waiver Agreement - Series A Preferred Stock (previously filed as Exhibit 10.99 to the Company’s Registration Statement on Form S-1, filed with the SEC on January 31, 2019).
10.47	First Amendment to 2016 Omnibus Incentive Plan (previously filed as Exhibit 10.100 to the Company’s Registration Statement on Form S-1, filed with the SEC on January 31, 2019).
10.48	Amendment No. 11 to the Credit Agreement dated February 7, 2019 by and among Midcap Funding X Trust, the Company and certain subsidiaries of the Company (previously filed as Exhibit 10.101 to the Company’s Annual Report on Form 10-K filed on March 25, 2019).
10.49	Third Omnibus Amendment and Reaffirmation Agreement dated February 7, 2019, by and among Jackson Investment Group LLC, the Company and certain subsidiaries of the Company (previously filed as Exhibit 10.102 to the Company’s Annual Report on Form 10-K filed on March 25, 2019).
10.50	Underwriting Agreement, dated February 8, 2019, between the Company and ThinkEquity (previously filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2019).

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10.51	Amendment Agreement, dated February 27, 2019, by and among Staffing 360 Georgia, LLC, firstPRO, Inc., firstPRO Georgia, LLC, April F. Nagel and Philip Nagel (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2019).
10.52	Securities Purchase Agreement, dated July 29, 2019, by and between Staffing 360 Solutions, Inc. and the purchaser signatory thereto (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2019).
10.53	Placement Agency Agreement, dated July 29, 2019, by and between the Company and ThinkEquity (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2019).
10.54	Fourth Omnibus Amendment and Reaffirmation Agreement, dated August 29, 2019, by and among the Company, certain subsidiaries of the Company and Jackson Investment Group, LLC (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 30, 2019).
10.55	18% Senior Secured Note, due December 31, 2019, issued on August 29, 2019, to Jackson Investment Group, LLC (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 30, 2019).
10.56	Third Amendment to Intercreditor Agreement, dated August 29, 2019, by and among the Company, certain subsidiaries of the Company, Jackson Investment Group, LLC and MidCap Funding X Trust (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 30, 2019).
10.57	Amendment Agreement, dated as of September 11, 2019, by and among Monroe Staffing Services, LLC, Staffing 360 Solutions, Inc. and Pamela D. Whitaker (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2019).
10.58+	General Release and Severance Agreement, dated as of September 11, 2019, by and between Staffing 360 Solutions, Inc. and David Faiman (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 17, 2019).
10.59	Note between Monroe Staffing Services, LLC and Newton Federal Bank, dated May 12, 2020 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 15, 2020).
10.60	Note among Key Resources Inc., Lighthouse Placement Services, LLC, Staffing 360 Georgia, LLC and Newton Federal Bank, dated May 20, 2020 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 26, 2020).
10.61+	2020 Omnibus Incentive Plan (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 1, 2020)
10.62+	Form of Restricted Stock Award Agreement (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 1, 2020).
10.63+	Form of Incentive Stock Option Agreement (previously filed as Exhibit 10.7 to the Company Quarterly Report on Form 10-Q, filed with the SEC on November 10, 2020).
10.64+	Form of Nonqualified Stock Option Agreement (previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on October 1, 2020).
10.65	Asset Purchase Agreement, dated as of September 24, 2020, by and among Staffing 360 Solutions, Inc., Staffing 360 Georgia, LLC and FirstPro Recruitment, LLC (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 29, 2020).
10.66	Amendment No. 17, dated October 26, 2020, to Credit and Security Agreement with MidCap Funding IV Trusts (previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2020).
10.67	Second Amended and Restated Note Purchase Agreement, dated October 26, 2020, by and among Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2020).
10.68	Amended and Restated Senior Secured 12% Promissory Note issued on October 26, 2020, to Jackson Investment Group, LLC (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2020).

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10.69	Underwriting Agreement, dated December 23, 2020, between Staffing 360 Solutions, Inc. and H.C. Wainwright & Co., LLC (previously filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2020).
10.70	Form of Securities Purchase Agreement, dated December 30, 2020, by and among Staffing 360 Solutions, Inc. and certain institutional and accredited investors (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 31, 2020).
10.71	Engagement Letter, dated December 21, 2020, between Staffing 360 Solutions, Inc. and H.C. Wainwright & Co., LLC (previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 30, 2020).
10.72+	Employment Agreement, dated June 29, 2020, by and among Staffing 360 Solutions, Inc. and Khalid Anwar (previously filed as Exhibit 10.57 to the Company’s Registration Statement on Form S-1, filed with the SEC on January 12, 2021).
10.73	Form of Securities Purchase Agreement (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2021).
10.74	Form of Registration Rights Agreement (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2021).
10.75	Exchange Agreement, dated May 6, 2021 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 12, 2021).
10.76	Side Letter Agreement Regarding Amendment to NPA, dated May 6, 2021 (previously filed as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on May 12, 2021).
10.77	Limited Waiver and Agreement Letter, dated May 6, 2021 (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 12, 2021).
10.78	Form of Securities Purchase Agreement (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2021).
10.79	Limited Consent (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2021).
10.80	12% Senior Secured Note (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2021).
10.81	Form of Securities Purchase Agreement (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2021).
10.82	Form of Securities Purchase Agreement (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2021).
10.83+	Employment Agreement, dated January 3, 2014, by and among Staffing 360 Solutions Limited (f/k/a Initio International Holdings Limited) and Brendan Flood (previously filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K, filed with the SEC on January 7, 2014).
10.84+	2021 Omnibus Incentive Plan (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 15, 2021).
10.85+	Amendment to the 2021 Omnibus Incentive Plan (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2021).
10.86	Form of Securities Purchase Agreement, by and among Staffing 360 Solutions, Inc. and the purchasers thereto (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 3, 2021).
10.87	Form of Registration Rights Agreement, by and among Staffing 360 Solutions, Inc. and the purchasers thereto (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 3, 2021).
10.88	Amendment No. 20 to the Credit and Security Agreement, dated April 18, 2022 (previously filed as Exhibit 10.2 to the Company’s Current Report Form 8-K, filed with the SEC on April 20, 2022).
10.89	Limited Consent and Waiver to Second Amended and Restated Note Purchase Agreement, dated April 18, 2022 (previously filed as Exhibit 10.1 to the Company’s Current Report Form 8-K, filed with the SEC on April 20, 2022).

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10.90	Form of Securities Purchase Agreement, by and among Staffing 360 Solutions, Inc. and the purchasers thereto (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 7, 2022).
10.91	Form of Registration Rights Agreement, by and among Staffing 360 Solutions, Inc. and the purchasers thereto (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 7, 2022).
10.92	Amendment No. 23 to the Credit and Security Agreement, dated September 26, 2022 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2022).
10.93	Amendment No. 24 to the Credit and Security Agreement, dated September 29, 2022 (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2022).
10.94	Limited Consent to Second Amended and Restated Note Purchase Agreement, dated September 28, 2022 (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2022).
10.95	Amendment No. 25 to the Credit and Security Agreement, dated October 13, 2022 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 18, 2022).
10.96	Limited Consent to Second Amended and Restated Note Purchase Agreement, dated October 13, 2022 (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 18, 2022).
10.97	Amendment No. 26 to the Credit and Security Agreement, dated October 20, 2022 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 25, 2022).
10.98	Limited Consent to Second Amended and Restated Note Purchase Agreement, dated October 21, 2022 (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 25, 2022).
10.99(1)	Third and Amended and Restated Note Purchase Agreement, dated October 27, 2022, by and between the Company and Jackson Investment Group, LLC (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2022).
10.101	Third Amended and Restated Senior Secured 12% Promissory Note issued on October 27, 2022 to Jackson Investment Group, LLC (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2022).
10.102(1)	Omnibus Amendment and Reaffirmation Agreement, dated October 27, 2022, by and between Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2022).
10.103	Amendment No. 4, dated October 27, 2022, to Amended and Restated Warrant Agreement, by and between Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC (previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2022).
10.104(1)	Amendment No. 27 to the Credit and Security Agreement, dated October 27, 2022, by and between Staffing 360 Solutions, Inc. and MidCap Funding X Trust (previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2022).
10.105	Fifth Amendment to Intercreditor Agreement, dated October 27, 2022, by and among Staffing 360 Solutions, Inc., Jackson Investment Group, LLC and MidCap Funding X Trust (previously filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2022).
16.1	Letter from BDO USA LLP to the SEC, dated August 31, 2022 (previously filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 31, 2022).
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained in the signature page to this registration statement).
107*	Filing Fee Table

*	Filed herewith
+	Management contract or compensatory plan or arrangement.
(1)	Certain of the schedules (and similar attachments) to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended, because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the Exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 19, 2022.

Staffing 360 Solutions, Inc.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Brendan Flood and Nick Koutsivitis, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-1, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brendan Flood	Chairman, Chief Executive Officer and Director	December 19, 2022
Brendan Flood	(principal executive officer)

/s/ Joe Yelenic	Senior Vice President, Corporate Finance	December 19, 2022
Joe Yelenic	(principal financial officer)

/s/ Nick Koutsivitis	Senior Vice President, Corporate Controller	December 19, 2022
Nick Koutsivitis	(principal accounting officer)

/s/ Dimitri Villard	Director	December 19, 2022
Dimitri Villard

/s/ Jeff Grout	Director	December 19, 2022
Jeff Grout

/s/ Nicholas Florio	Director	December 19, 2022
Nicholas Florio

/s/ Alicia Barker	Director	December 19, 2022
Alicia Barker

/s/ Vincent Cebula	Director	December 19, 2022
Vincent Cebula

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